                                                                    EXHIBIT 99.1


UNUMPROIDENT CORPORATION                                  NEWS RELEASE

1 Fountain Square, Chattanooga, TN 37402                  FOR IMMEDIATE RELEASE

2211 Congress Street, Portland, ME 04122            CONTACT:
                                                    Thomas A.H. White
                                                    423-755-8996
                                                    Linnea R. Olsen
                                                    207-575-4452


February 12, 2001


                UnumProvident Reports After-tax Operating Income
                  of $148.6 Million for Fourth Quarter of 2000
                              ___________________

               Total New Annualized Sales Increase 25.0 Percent,
                     Driven by Growth in All Product Lines


     Portland, ME and Chattanooga, TN - UnumProvident Corporation (NYSE: UNM) today reported after-tax operating income before net realized investment gains and losses and special items of $148.6 million ($0.61 per diluted common share) for the fourth quarter of 2000, compared to $137.2 million ($0.57 per diluted common share) for the fourth quarter of 1999.

     Net income for the fourth quarter of 2000 was $149.6 million ($0.62 per diluted common share) compared to $136.0 million ($0.56 per diluted common share) in the fourth quarter of 1999. These results for the fourth quarter of 2000 include special items which increased net income by $3.7 million before tax, or $2.4 million after tax ($0.01 per diluted common share). As previously announced, during the fourth quarter of 2000, the Company purchased a single premium annuity for its retirees which allowed the release of the related pension plan liability and resulted in a before-tax net gain of $116.1 million. This operating gain was partially offset by reserve adjustments of $65.6 million in the Company's long-term disability business and $21.9 million in the reinsurance operations, asset write-offs and loss provisions of $15.5 million in the reinsurance operations, and consolidation and benefit accruals of $9.4 million. Details of these items are included in the segment discussions below.

     These net income results also include net realized after-tax investment losses of $1.4 million in the fourth quarter of 2000 and losses of $1.2 million in the fourth quarter of 1999.

     For the full year 2000, the Company reported after-tax operating income before net realized investment gains and losses and special items of $570.7 million ($2.36 per diluted common share), compared to $634.8 million ($2.66 per diluted common share) for the full year 1999.
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UnumProvident Corporation Reports 4th Quarter Earnings - 2000


     Full year 2000 net income was $564.2 million ($2.33 per diluted common share), compared to a net loss of $182.9 million ($0.77 per diluted common share) in 1999. These results include net realized after-tax investment losses of $8.9 million ($0.04 per diluted common share) in 2000 and gains of $56.8 million ($0.23 per diluted common share) in 1999. The after-tax investment losses in 2000 include after-tax losses of $16.8 million recognized in the third and fourth quarters upon transfer of fixed income securities to the reinsurer of the individual life and corporate-owned life insurance businesses. This loss was due to a change in market interest rates and not the result of a credit deterioration in the bonds. Also included in full year net income (loss) are special items which produced a net gain of $2.4 million ($0.01 per diluted common share) in 2000 and losses of $874.5 million ($3.66 per diluted common share) in 1999.

     Chairman, President and Chief Executive Officer J. Harold Chandler said, "Throughout 2000, we have been pleased with the steady, consistent improvement in our operating results. Our fourth quarter reflects a continuation of that trend, highlighted by strong sales across all product lines and continued positive trends in the core areas of our business."

     "Our fourth quarter results also conclude a year of significant financial improvement in our Company, with lower leverage ratios, improved capital levels, and excellent statutory operating results. The special items included in this quarter, which added slightly to net income, again show our bias to maintaining a strong balance sheet and appropriate positioning for the future."


Results by Segment
------------------

     The Employee Benefits segment, which includes group disability, group life, accidental death and dismemberment coverages (AD&D), group long-term care, and the results of managed disability, reported income before net realized investment gains and losses and federal income taxes ("income") of $81.4 million in the fourth quarter of 2000, compared to $114.5 million in the fourth quarter of 1999. Included in the fourth quarter of 2000 results was an increase of $65.6 million in the Company's group long-term disability unpaid claim liabilities. The increase, which resulted from lengthening the projected average claim duration for certain of the
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UnumProvident Corporation Reports 4th Quarter Earnings - 2000


Company's group long-term disability claims, is not a result of deteriorating experience but is believed appropriate based on management's assessment of the ultimate settlement of these claims. Excluding the impact of this special item, this segment reported income of $147.0 million in the fourth quarter of 2000, a
28.4 percent improvement over the year ago results.

     Within the segment, the group disability line reported income of $15.0 million compared to $56.2 million in the prior year fourth quarter. Excluding the impact of the special item in this line of business, $65.6 million, this line reported income of $80.6 million in the fourth quarter of 2000. The improved operating performance resulted from higher net investment income and a decline in total expenses. The loss ratio for group disability in the fourth quarter of 2000 was 87.3 percent (excluding the special item) compared to 86.3 percent in the year ago fourth quarter. The increase in the loss ratio was primarily the result of slower growth in premium income and higher cash benefits paid in the current quarter. The increase in the loss ratio does not indicate a change in experience trends as the underlying fundamentals continue to improve. The increase in the amortization of deferred policy acquisition costs for persistency adjustments totaled $2.5 million in the fourth quarter of 2000 compared to $4.2 million in the year ago quarter and $3.7 million in the third quarter of 2000.

     Also within the Employee Benefits segment, the group life, AD&D, and group long-term care lines of business reported income of $64.3 million, compared to income of $56.7 million in the year ago quarter. The improvement was primarily the result of significantly improved results in the group life and group long-term care lines of business. The AD&D line produced lower income in the fourth quarter of 2000 compared to a year ago, but exhibited improved results from the third quarter of 2000.

     Premium income for the Employee Benefits segment increased 1.2 percent to $1,013.4 million in the fourth quarter of 2000, compared to $1,001.4 million in the fourth quarter of 1999. New annualized sales (submitted date basis) for group disability increased 24.8 percent to $162.8 million in the fourth quarter of 2000, from $130.5 million in the fourth quarter of 1999. New annualized sales (submitted date basis) for group life, AD&D, and group long-term care increased 41.2 percent to $139.4 million in the fourth quarter of 2000, from $98.7 million in the fourth quarter of 1999. New sales in the Employee Benefits segment benefited from improved sales in both the large case/national practice segment as well as the small case segment. Premium persistency in the Company's long-term disability block was 82.0 percent for full year 2000 compared to 87.8 percent for full year 1999.
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UnumProvident Corporation Reports 4th Quarter Earnings - 2000


     The Individual segment includes results from the individual disability and individual long-term care lines of business. Individual life, which was included in this segment prior to the third quarter of 2000, is no longer actively marketed and is now reported in the Other segment. The Individual segment reported income of $79.4 million in the fourth quarter of 2000, compared to $69.8 million in the fourth quarter of 1999. Within this segment, the individual disability line of business reported income of $74.1 million in the fourth quarter of 2000, compared to income of $68.2 million in the year ago quarter. The improved results are primarily due to higher net investment income and a decline in total expenses. Income in the individual long-term care line of business was $5.3 million for the fourth quarter of 2000 compared to $1.6 million for the same period of 1999. The improvement primarily resulted from an increase in both premium income and net investment income.

     Premium income in the Individual segment increased 7.8 percent to $443.5 million in the fourth quarter of 2000, compared to $411.4 million in the fourth quarter of 1999. New annualized sales in the individual disability income line totaled $32.4 million in the fourth quarter of 2000, compared to $30.9 million in the fourth quarter of 1999, an increase of 4.9 percent. New annualized sales in the individual long-term care line totaled $14.4 million in the fourth quarter of 2000, compared to $11.9 million in the fourth quarter of 1999, an increase of 21.0 percent.

     The Voluntary Benefits segment, which includes the results of products sold to groups of employees through payroll deduction at the work site, reported income of $39.4 million in the fourth quarter of 2000, compared to $42.2 million in the fourth quarter of 1999. The decline was primarily the result of a higher benefit ratio in the fourth quarter of 2000 relative to a year ago, driven by unfavorable results in the life and cancer product lines. This decline was partially offset by increased premium income and lower operating expenses. Premium income for this segment increased 6.1 percent to $185.5 million in the fourth quarter of 2000, compared to $174.9 million in the fourth quarter of 1999. New annualized sales in this segment increased 13.0 percent to $86.1 million in the fourth quarter of 2000, from $76.2 million in the fourth quarter of 1999.

     The Other segment, which includes results from products no longer actively marketed, including individual life and corporate-owned life insurance, reinsurance pools and management operations, group pension, health insurance, and individual annuities, reported a loss of $29.4 million in the fourth quarter of 2000, compared to income of $15.8 million in the fourth quarter of 1999. Included in the fourth quarter of 2000 results was an increase of $21.9 million in claim reserves of certain reinsurance pools in which the Company participates and a charge of $15.5 million related to uncollectible receivables and loss provisions. As previously announced during
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UnumProvident Corporation Reports 4th Quarter Earnings - 2000


1999, the Company has implemented a strategy to exit its reinsurance pools and management operations.

     Excluding the impact of the 2000 special items that are included in this segment ($37.4 million), this segment reported income of $8.0 million in the fourth quarter of 2000. Revenue (excluding net realized investment gains and losses and the 2000 special items) in this segment totaled $149.2 million in the fourth quarter of 2000, compared to $300.6 million in the fourth quarter of 1999, reflecting the on-going wind down of these lines of business.

     The Corporate segment, which includes investment earnings on corporate assets not specifically allocated to a line of business, corporate interest expense, amortization of goodwill, and certain corporate expenses, reported income of $62.5 million in the fourth quarter of 2000, compared to a loss of $31.4 million in the fourth quarter of 1999. The $116.1 million gain on the purchase of the annuity for the Company's retirees, as well as $9.4 million of expense related to certain benefits and office consolidations, are included in this segment's fourth quarter of 2000 results. Excluding the impact of these special items, $106.7 million, this segment reported a loss of $44.2 million in the fourth quarter of 2000. Interest expense in the fourth quarter of 2000 totaled $45.6 million, compared to $37.0 million in the fourth quarter of 1999 and $47.2 million in the third quarter of 2000.

     As of December 31, 2000, book value per common share was $23.12, compared to $20.73 a year ago. Book value excluding net unrealized gains and losses on securities was $22.24, compared to $20.65 a year ago.

     UnumProvident senior management will host a conference call on Tuesday, February 13 at 9:00 a.m. (eastern) to discuss the results of operations for the fourth quarter and may include forward-looking information, such as guidance on future results or trends in operations, as well as other material information. The dial-in number is (913) 981-5523. Alternatively, a live webcast of the call will be available on our website at www.unum.com in a listen-only mode. About
                                    ------------
fifteen minutes prior to the start of the call, you should access the "Financials" section of our website. A replay of the call will be available by telephone (719) 457-0820, passcode 601300, and on our website through Tuesday, February 20. In addition, a pre-recorded script of this earnings press release will be available as soon as the release has crossed the wire services. This script will be accessible by telephone dial-in, (913) 981-5516, passcode 703228, or on our website.
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Page 6, continued
UnumProvident Corporation Reports 4th Quarter Earnings - 2000


     The subsidiaries of UnumProvident Corporation offer a comprehensive, integrated portfolio of products and services backed by industry-leading return-to-work resources and disability expertise. Marketed under the UNUM brand, UnumProvident is the world leader in protecting income and lifestyles through its comprehensive offering of group, individual, and voluntary benefits products and services. UnumProvident has operations in the United States, Canada, the U.K., Japan, and elsewhere around the world.

     A "safe harbor" is provided for "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Statements in this press release, which are not historical facts, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include such general matters as general economic conditions; competitive factors, including pricing pressures; legislative or regulatory changes; and the interest rate environment and adverse changes in the securities markets. More specifically, they include fluctuations in insurance reserve liabilities, projected new sales and renewals, persistency rates, incidence and recovery rates, retained risks in reinsurance operations, and field force effectiveness with supporting product offerings and customer service. For further information of risks and uncertainties that could affect actual results, see the sections entitled "Cautionary Statements Regarding Forward-Looking Statements" and "Risk Factors" in the Company's Form 10-K for the fiscal year ended December 31, 1999 and similar cautionary statements in subsequently filed Form 10-Qs.


                                      ###

                               DIGEST OF EARNINGS
                                  (Unaudited)
                      UnumProvident Corporation (UNM:NYSE)
                                and Subsidiaries

                                                          Three Months                               Twelve Months
($ in millions except share data)                       Ended December 31                          Ended December 31
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
                                                            2000                 1999                 2000                  1999
--------------------------------------------------------------------------------------------------------------------------------
Revenue Excluding Net Realized Investment           $    2,305.0         $    2,352.0         $    9,446.9          $    9,242.5
 Gains and Losses
--------------------------------------------------------------------------------------------------------------------------------
Income Before Special Items and Net                 $      148.6         $      137.2         $      570.7          $      634.8
 Realized Investment Gains and Losses
--------------------------------------------------------------------------------------------------------------------------------
Income (Loss) Before Net Realized                   $      151.0         $      137.2         $      573.1          $     (239.7)
 Investment Gains and Losses
--------------------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                                   $      149.6         $      136.0         $      564.2          $     (182.9)
--------------------------------------------------------------------------------------------------------------------------------
Average Shares - Assuming Dilution                   242,976,012          241,383,098          242,060,973           239,080,622
--------------------------------------------------------------------------------------------------------------------------------
Average Shares - Basic                               241,207,848          240,340,263          240,880,399           239,080,622
--------------------------------------------------------------------------------------------------------------------------------
Income Per Share Before Special Items and           $       0.61         $       0.57         $       2.36          $       2.66
 Net Realized Investment Gains and Losses
 - Assuming Dilution
--------------------------------------------------------------------------------------------------------------------------------
Income (Loss) Per Share Before Net                  $       0.62         $       0.57         $       2.37          $      (1.00)
 Realized Investment Gains and Losses-
 Assuming Dilution
--------------------------------------------------------------------------------------------------------------------------------
Net Income (Loss) Per Share - Assuming              $       0.62         $       0.56         $       2.33          $      (0.77)
 Dilution
--------------------------------------------------------------------------------------------------------------------------------
Income (Loss) Per Share Before Net                  $       0.63         $       0.57         $       2.38          $      (1.00)
 Realized Investment Gains and Losses-
 Basic
--------------------------------------------------------------------------------------------------------------------------------
Net Income (Loss) Per Share -                       $       0.62         $       0.57         $       2.34          $      (0.77)
Basic
--------------------------------------------------------------------------------------------------------------------------------
Book Value                                                                                    $      23.12          $      20.73
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Book Value Excluding Net Unrealized                                                           $      22.24          $      20.65
 Gains/Losses on Securities
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